Exhibit 11

                                        CHIQUITA BRANDS INTERNATIONAL, INC.

                                COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                      (In thousands, except per share amounts)


                                                                                        Quarter Ended
                                                                                           March 31,
                                                                                  -----------------------
                                                                                      1996           1995
                                                                                  ----------   ----------

     A.  Primary earnings per common share
     -------------------------------------
     Income from continuing operations                                            $   24,228   $   33,599
     Dividends on Series A Preferred Stock                                            (2,066)      (2,066)
     Income from continuing operations                                            ----------   ----------
       attributable to common shares                                                  22,162       31,533
     Discontinued operations                                                              --        4,029
                                                                                  ----------   ----------
     Net income attributable to common shares                                     $   22,162   $   35,562

                                                                                  ==========   ==========

     Shares used in calculation of per share data:
       Weighted average common and equivalent
         Series C preference shares outstanding                                       55,089       53,045
       Less restricted common shares                                                    (310)        (390)
       Dilutive effect of assumed exercise of
         stock options and warrants                                                    1,140          827
                                                                                  ----------   ----------
                                                                                      55,919       53,482

                                                                                  ==========   ==========

     Primary earnings per common share:
       Continuing operations                                                      $      .40   $      .59
       Discontinued operations                                                            --          .07
                                                                                  ----------   ----------

       Net income                                                                 $      .40   $      .66
                                                                                  ==========   ==========
     /TABLE
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                                                        Exhibit 11 (continued)

                                        CHIQUITA BRANDS INTERNATIONAL, INC.

                                COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                      (In thousands, except per share amounts)


                                                                                        Quarter Ended
                                                                                          March 31,
                                                                                  ------------------------
                                                                                      1996         1995
                                                                                  ----------    ----------

     B.  Fully diluted earnings per common share
     -------------------------------------------
     Income from continuing operations                                            $   24,228   $   33,599
     Discontinued operations                                                              --        4,029
                                                                                  ----------   ----------
     Net income                                                                   $   24,228   $   37,628
                                                                                  ==========   ==========


     Shares used to calculate fully diluted earnings
       per common share:
       Weighted average common and equivalent
         Series C preference shares outstanding                                       55,089       53,045
       Less restricted common shares                                                    (289)        (369)
       Dilutive effect of assumed conversion of Series A
         Preferred Stock                                                               7,566        7,566
       Dilutive effect of assumed exercise of stock
         options and warrants                                                          1,463          841
                                                                                  ----------   ----------
                                                                                      63,829       61,083
                                                                                  ==========   ==========

     Fully diluted earnings per common share:
       Continuing operations                                                      $      .38   $      .55
       Discontinued operations                                                            --          .07
                                                                                  ----------   ----------
       Net income                                                                 $      .38   $      .62
                                                                                  ==========   ==========
     /TABLE><PAGE
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